Exhibit 3.1

FORM NO.2

BERMUDA
THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

White Mountains Re Ltd.
(hereinafter referred to as “the Company”)

1.                                      The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.                                      We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED
David J. Doyle	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

Alison R. Guilfoyle	,,	No	British	One

Christopher G. Garrod	,,	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.                                      The Company is to be an exempted company as defined by the Companies Act 1981.

4.                                      The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding NIL in all, including the following parcels.

5.                                      The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each.

6.                                      The objects for which the Company is formed and incorporated are unrestricted.

7.                                      Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and —

(i)                                    pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)                                pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)                            pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ David J. Doyle	/s/ Cymone Sims

/s/ Christopher G. Garrod	/s/ Cymone Sims

/s/ Alison R. Guilfoyle	/s/ Cymone Sims

(Subscribers)	(Witnesses)

SUBSCRIBED this 27th day of March, 2006

Registration No. 39821

BERMUDA

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981 White Mountains Re Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as Sirius International Insurance Group, Ltd. on the 30th day of August 2011.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 7th day of September 2011

/s/ Maria Boodram
for Registrar of Companies